Exhibit 10.4

                             WASTE INDUSTRIES, INC.

                    EMPLOYEE NON-QUALIFIED STOCK OPTION PLAN




         The Waste Industries, Inc. Employee Non-Qualified Stock Option Plan (the "Plan") is intended to provide a method whereby key executive employees of Waste Industries, Inc. (the "Company"), who are largely responsible for the management, growth, and success of the Company, may be offered incentives in addition to those of current compensation, and may be encouraged by personal involvement in the fortunes of the Company to continue in its service, thereby advancing the interests of the Company and its stockholders. To such end, the Company shall from time to time grant to such employees selected in the manner herein provided options to purchase common stock of the Company on the terms and conditions hereafter set forth.


                                    ARTICLE I
                           Administration of the Plan

         The Plan shall be administered by the Board of Directors of the Company. The Board of Directors are authorized to interpret the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, and to make all other determinations necessary or advisable for the administration of the Plan. The Board's interpretations, determinations, and decisions relating to the Plan shall be final, conclusive, and binding upon the Company. The Plan shall be administered in a manner so that options granted thereunder will be "non-qualified stock options" described in Treas. Reg. ss. 1.83-7, to which Section 421 of the Internal Revenue Code of 1986, as now in effect or hereafter amended, does not apply.


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                                   ARTICLE II

                            Stock Subject to the Plan

         (1) Subject to the provisions of paragraph (3) of this Article II, the number of shares of common stock that may be the subject of options granted under the Plan shall be determined from time to time by the Board of Directors of the Company, but shall not exceed in the aggregate One Million Nine Hundred Forty-Two Thousand Nine Hundred Seventy Two (1,942,972) shares.


         (2) Shares issued to employees who have exercised an option granted under the Plan shall be subject to such terms, conditions, and restrictions as the Board of Directors in its discretion may provide at the time of the grant of the respective option.


         (3) If the issued and outstanding shares of the common stock of the Company are hereafter increased or decreased or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in corporate shares, the Board of Directors of the Company shall make appropriate adjustment in the number and kind of shares with respect to which options outstanding under the Plan shall be exercisable, to the end that each optionee's proportionate potential interest in the common stock of the Company shall be maintained as before the occurrence of such event, and appropriate adjustment shall be made by the Board in the number and kind of shares that are the subject of options thereafter granted under the Plan. Such adjustment with respect to outstanding options shall be made without change in the total price provided in the respective option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the



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option. No fractional shares shall be issued under the Plan on account of any adjustment specified above. In lieu of fractional shares, the Board shall make such adjustment as it deems fair and equitable.


                                   ARTICLE III

                        Issuance of Stock Under the Plan

         Upon the exercise of an option granted under the Plan and the payment of the purchase price required therein, the Company shall cause a certificate or certificates for the shares of the common stock subject thereto to be issued in the name of the optionee and delivered to him.


                                   ARTICLE IV

                            Eligibility of Employees

         (1) Stock options may be granted under the Plan only to persons who are key executive employees of the Company. For purposes of the Plan, the term "key executive employees" shall be defined as the officers of the Company and those employees of the Company deemed by the Board of Directors to be responsible for the management, growth, and success of the Company. Stock options may be granted to the same employee under the Plan on more than one occasion.


         (2) Subject to the terms, provisions, and conditions of the Plan, the Board of Directors of the Company shall have sole authority to select the employees to whom stock options shall be granted thereunder, to determine the number of shares of common stock subject to such options, to determine the price to be paid by the optionees for the shares of common stock subject to such options, and to determine the time or times when stock options shall be granted.


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                                    ARTICLE V

                  Restriction on Sale or Disposition of Options

         Options granted under the Plan shall not be sold, transferred, pledged, hypothecated, or otherwise disposed of, voluntarily or involuntarily, by operation of law or otherwise, by an optionee.


                                   ARTICLE VI

                             Successors and Assigns

         The provisions of the Plan shall be binding upon each optionee granted an option thereunder and his successors and assigns, including, without limitation, the estate of any such optionee and the executors, administrators, and trustees of such estate, and any receiver, trustee in bankruptcy, or representative of the creditors of such optionee.


                                   ARTICLE VII

                         Terms and Conditions of Options

         Each option granted under the Plan shall be evidenced by a written Stock Option Agreement in a form consistent with the Plan, which shall include the following terms and provisions:


         (1) Option price. The price to be paid by the respective optionee for the shares of common stock that may be purchased under such Stock Option Agreement shall be as provided therein, which price shall be established on a case by case basis by the Board of Directors of the Company at the time of the grant of the respective option.


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         (2) Method of exercise. The option shall be exercised by the transmittal of written notice thereof to the Company at its principal place of business, and the tender therewith of the optionee's check in payment of the purchase price provided therein. Upon receipt of such notice and negotiation of said check, the Company shall make immediate delivery of a certificate or certificates representing the shares of common stock purchased upon exercise of the option, provided that if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.


         (3) Option term. Subject to the provisions of Article VIII hereafter, the option shall be exercisable only during the period provided therein, which shall be established on a case by case basis by the Board of Directors of the Company at the time of the grant of the respective option.


         (4) Exercise of option. The option may be exercised only in such manner that the optionee acquires all shares of common stock subject thereto in a single transaction.


         (5) Conditions of exercise. The Board of Directors shall establish the conditions, if any, for the exercise of each option granted hereunder.


         (6) Nonassignability of Option Rights. No option shall be assignable or transferable by the optionee, and each option shall be exercisable only by the optionee named therein.


         (7) Effect of termination of employment or death. If an optionee ceases to be an employee of the Company, Waste Industries South, Inc., Waste Industries West, Inc., Waste Enterprises, Inc., or KABCO, Inc., or of any parent or subsidiary of such corporations, for any



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reason whatsoever, including, but not limited to, death, retirement, resignation, disability, or termination of employment with or without cause, any unexercised option granted to him under the Plan that is otherwise exercisable shall terminate.


         (8) Restriction on issuance of shares. The Company shall not be obligated to sell or issue shares pursuant to an option unless such shares are effectively registered or exempt from registration under the Securities Act of 1933, as amended (the "Act"). Upon exercise of an option granted under the Plan, the respective optionee shall execute an investment letter warranting that he is acquiring such shares (and any shares or securities that may be issued to him by reason of his ownership of such shares) for investment only and not with a view to a "distribution" as such term is used in the Act, and that he will not make a sale or disposition of any such shares or securities in the absence of a registration statement being on file with respect to such shares or securities under the Act, without first obtaining and delivering to the Company an opinion of counsel satisfactory to the counsel to the Company that such sale or disposition will not constitute a violation of the Act. Appropriate notations of such undertakings may be affixed to the certificates representing such shares or securities. Such shares or securities shall also be subject to such other terms, conditions, and restrictions on ownership, transfer, or disposition as shall be established on a case by case basis by the Board of Directors at the time of the grant of the respective option.


         (9) Rights as shareholder. An optionee granted an option under the Plan shall have no rights as a stockholder with respect to the shares subject thereto until his exercise of the option and the issuance to him of a certificate or certificates evidencing such shares. Except as provided in paragraph (3) of
Article II hereof, no adjustment shall be made for dividends or other rights for which the record date precedes the date of issuance of such certificate or certificates.


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                                  ARTICLE VIII

                   Effective Date, Amendment, and Term of Plan

         (1) The Plan shall be subject to approval by the stockholders of the Company and shall be adopted by and for the Company upon the date of such approval. Options may be granted under the Plan prior to such stockholder approval, but these options shall be contingent upon such stockholder approval being obtained and may not be exercised prior to that approval. The Board of Directors of the Company may terminate the Plan at any time. However, termination of the Plan will not affect rights and obligations under options granted thereunder prior thereto and in effect at the time of such termination.


         (2) The Board of Directors may at any time amend the Plan, provided that without approval of the stockholders of the Company no such amendment shall increase the total number of shares covered by the Plan or change the class of employees eligible for the grant of options under the Plan. Further, no such amendment shall affect the provisions of any option granted under the Plan prior thereto.


         (3) Use of proceeds. The proceeds from the sale of shares pursuant to the exercise of options granted under the Plan shall constitute general funds of the Company.

         (4) Term of Plan. No options shall be granted under the Plan more than ten (10) years after the date of the Plan's approval by the stockholders of the Company.


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